U.S. Energy Corp. Completes Deleveraging Transaction

DENVER, CO – December 29, 2017 — U.S. Energy Corp. (NASDAQCM: USEG) (“U.S. Energy” or the “Company”) today announced that it has closed its previously announced agreement to substantially reduce the Company’s outstanding debt through an exchange transaction (the “Transaction”) with APEG Energy II, L.P., the sole lender of its Senior Secured Credit Facility (“Credit Facility”). The Transaction was approved by the Company’s shareholders at a special meeting held December 27, 2017.

Highlights

●	U.S. Energy has exchanged $4.5 million of the $6.0 million of outstanding borrowings on its Credit Facility for 5,819,270 shares of common stock.
●	U.S. Energy has made a cash paydown of its Credit Facility of $0.6 million.
●	$0.9 million remains on the Credit Facility as U.S. Energy’s only remaining debt.
●	Represents an 84% reduction in annual interest payments.
●	Provides the Company flexibility to increase its capital budget out of operating cash flow and participate in production growth.
●	Increases the Company’s financing and strategic abilities by removing a substantial portion of existing secured debt.
●	Aligns the Company’s sole secured lender and strategic partner with existing Company shareholders.

Additionally, U.S. Energy received shareholder approval to implement, at the discretion of the Board of Directors, a reverse split of the Company’s outstanding Common Stock. As previously announced, the Company has regained full compliance with Nasdaq listing standards and as such, the Company’s Board of Directors have elected not to implement a reverse split of the Company’s stock at this time.

Management Comment

David Veltri, Chairman and CEO of U.S. Energy, stated, “The closing of the Transaction represents a significant milestone for U.S. Energy. The Transaction reduces the Company’s outstanding debt by 84% while saving the Company more than $0.4 million in annual cash interest payments. We believe the Transaction has already begun unlocking shareholder value in the Company while restoring access to outside capital and allowing the Company to resume participating in growth initiatives. U.S. Energy will enter 2018 with low leverage and a strong liquidity profile which will enable the Company to grow our asset base both through the drill bit and acquisitions. We look forward to working with our strategic partner APEG Energy II in the upcoming year to create value for all shareholders.”

About U.S. Energy Corp.

We are an independent energy company focused on the lease acquisition and development of oil and gas producing properties in the continental United States. Our business is currently focused in the Williston Basin of North Dakota and South Texas. We continue to focus on increasing production, reserves, and cash flow from operations while pro-actively managing our debt levels. More information about U.S. Energy Corp. can be found at www.usnrg.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the securities laws. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements in this document may include statements regarding the Company’s expectations regarding the Company’s operational, exploration and development plans; expectations regarding the nature and amount of the Company’s reserves; and expectations regarding production, revenues, cash flows and recoveries. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and natural gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

Corporate Contact:

U.S. Energy Corp.

Ryan Smith

Chief Financial Officer

(303) 993-3200

www.usnrg.com